Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC  20004
Tel:  202.739.3000
Fax:  202.739.3001
www.morganlewis.com


September 13, 2010


Rydex ETF Trust
9601 Blackwell Road
Suite 500
Rockville, MD 20850


Re: Opinion of Counsel regarding Post-Effective Amendment No. 14 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-101625)
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Ladies and Gentlemen:

We have acted as counsel to Rydex ETF Trust, a Delaware statutory trust (the "Trust"), in connection with the above-referenced registration statement on Form N-1A (the "Registration Statement") which relates to the Trust's shares of beneficial interest, without par value (collectively, the "Shares") of the following series of the Trust: the Russell 1000(R) Equal Weight ETF, Russell 1000(R) Growth Equal Weight ETF, Russell 1000(R) Value Equal Weight ETF, Russell 2000(R) Equal Weight ETF, Russell 2000(R) Growth Equal Weight ETF, Russell 2000(R) Value Equal Weight ETF, Russell 3000(R) Equal Weight ETF, Russell 3000(R) Growth Equal Weight ETF, Russell 3000(R) Value Equal Weight ETF, Russell MidCap Equal Weight ETF, Russell Global 1000(R) Equal Weight ETF, Russell Global Ex-U.S. Large Cap Equal Weight ETF, Russell Emerging Markets Large Cap Equal Weight ETF, Russell Emerging EMEA Large Cap Equal Weight ETF, Russell BRIC Equal Weight ETF, Russell Greater China Large Cap Equal Weight ETF, MSCI EAFE Equal Weight ETF, MSCI Emerging Markets Equal Weight ETF, and MSCI ACWI Equal Weight ETF (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 14 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933, as amended (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a) a certificate of the State of Delaware as to the existence and good standing of the Trust;

(b) copies of the Trust's Agreement and Declaration of Trust and all amendments thereto (the "Declaration of Trust");


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(c)      a certificate executed by Joanna M. Haigney, Secretary of the Trust, certifying, and attaching copies of, the Trust's Declaration of Trust and By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)      a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP